UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015 (September 4, 2015)

DGSE COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

 15850 Dallas Parkway, Suite 140

Dallas, Texas 75248

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (972) 587-4049

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 11, 2015, DGSE Companies, Inc. (“DGSE”) submitted a notice to the NYSE MKT LLC (the “MKT”) stating that DGSE is not in compliance with the MKT’s continued listing standards as set forth in the NYSE MKT Company Guide (the “Company Guide”). Specifically, Section 802(h) of the Company Guide provides that 50% of the members on the board of directors of each listed company that is a smaller reporting company must be independent directors as defined in Section 803A of the Company Guide. Due to the resignation of David S. Rector from the Board of Directors of DGSE (the “Board”), as described in more detail in Item 5.02 below, who had served as the only current independent director of the Board, DGSE currently fails to comply with the board independence composition requirement due to the additional vacancy. DGSE intends to regain compliance with the requirement as soon as possible.

DGSE also notified the MKT that it is currently out of compliance with Section 803B(2)(c) of the Company Guide, regarding having an audit committee of at least two members, each of whom satisfies the independence standards. Due to the resignation by David S. Rector from the Board, as described in more detail in Item 5.02 below, who had served as the only current member of DGSE’s audit committee, DGSE is currently out of compliance with Section 803B(2)(c) of the Company Guide until such time as the Board of Directors elects at least two new independent directors who are appointed to the audit committee. DGSE intends to regain compliance with the requirement as soon as possible.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)          On September 4, 2015, the Board elected Matthew M. Peakes as a member of the Board effective immediately and to the positions of Chairman of the Board, President and Chief Executive Officer of DGSE effective as of September 16, 2015. Mr. Peakes will replace James D. Clem, who previously announced his resignation as Chairman of the Board, President and Chief Executive Officer effective September 15, 2015. Mr. Peakes, age 37, is currently the Director of Business Development for Elemetal, LLC, the largest shareholder of DGSE, where he has been employed since 2012. Prior to that, Mr. Peakes was a Vice President with J.P. Morgan where he managed relationships with high net worth investors, and helped to develop investment strategies across a wide range of platforms.

Pursuant to the offer letter dated September 4, 2015 by and between DGSE and Mr. Peakes (the “Offer Letter”), Mr. Peakes will receive an annual gross starting salary of $315,000, with a performance bonus of up to 25% of his annual gross salary. In connection with his employment, Mr. Peakes will be entitled to participate in any equity compensation grants for senior management, commensurate or exceeding what other members of senior management of DGSE receive. Mr. Peakes is also entitled to participate in any and all benefit plans of DGSE in which he is eligible. The Board has authorized the Chief Financial Officer of DGSE to negotiate, execute and deliver an employment agreement on behalf of DGSE reflecting the terms outlined in the Offer Letter.

The above description of the Offer Letter is a summary and is qualified in its entirety by the Offer Letter itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than the Offer Letter, there is no arrangement or understanding pursuant to which Mr. Peakes was selected as a director and officer of DGSE and there are no family relationships between Mr. Peake and the other directors or executive officers of the Company. Since the beginning of DGSE’s last fiscal year, Mr. Peakes has not had any transactions or currently proposed transactions in which Mr. Peakes was or is to be a participant in amounts greater than $120,000 and in which any related person had or will have a direct or indirect material interest. Related party transactions between DGSE and Elemetal, LLC are described in “Certain Relationships and Related Transactions” of our Proxy Statement filed with the SEC on April 30, 2015.

(b)         David S. Rector has tendered notice of his resignation, effective as of September 4, 2015, as a member of the Board and Chairman of the Compensation Committee to the Board and the other committees of the Board on which he served.

DGSE is currently engaged in a search to fill the three vacant independent director seats.

A press release issued by DGSE describing the items set forth in (a) and (b) is attached hereto as Exhibit 99.1.

(c)          On September 4, 2015, DGSE entered into a Consulting, Separation and Release of Claims Agreement (the “Consulting Agreement”) with James D. Clem, who is serving as the President, Chief Executive Officer and Chairman of the Board of Directors of DGSE until September 15, 2015 (the “Separation Date”). Effective upon the Separation Date, Mr. Clem’s prior employment agreement with DGSE will terminate and the Consulting Agreement will be effective. Pursuant to the Consulting Agreement, Mr. Clem will receive certain benefits, including reimbursement of premiums paid to continue coverage under DGSE’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) during his consulting term. In exchange for the consideration provided in the Consulting Agreement, Mr. Clem will release DGSE Group (as defined in the Consulting Agreement) from certain Claims (as defined in the Consulting Agreement). Additionally, from the day after the Separation Date until March 31, 2016, unless earlier terminated, Mr. Clem will provide advisory and consulting services for DGSE or an affiliate as may be requested from time to time by DGSE in return for consulting payments of $25,000 per month.

The above description of the Consulting Agreement is a summary and is qualified in its entirety by the Consulting Agreement itself, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the resignation of David S. Rector effective on September 4, 2015 and the resignation of James D. Clem effective on September 15, 2015, as of such date there will be two acting directors and three vacancies on the Board and the remaining two directors would not constitute a quorum under DGSE’s existing bylaws. On September 4, 2015, the Board approved and adopted an amendment to the bylaws providing that fifty percent of the number of directors shall constitute a quorum of the Board for the transaction of business (the “Amendment”). The Amendment will allow the Board to act in an orderly fashion until additional directors are elected to the Board. The Board expects to amend the bylaws to reinstate the prior quorum provision once the vacancies on the Board are filled.

The above description of the Amendment is a summary and is qualified in its entirety by the Amendment itself, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

d.	Exhibits

3.1	Amendment to Bylaws dated September 4, 2015
10.1	Offer Letter by and between DGSE and Matthew M. Peakes dated September 4, 2015
10.2	Consulting, Separation and Release of Claims Agreement by and between DGSE and James D. Clem dated September 4, 2015
99.1	Press Release dated September 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ C. BRETT BURFORD
C. Brett Burford
Chief Financial Officer and Secretary

Date:   September 11, 2015

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amendment to Bylaws dated September 4, 2015
10.1	Offer Letter by and between DGSE and Matthew M. Peakes dated September 4, 2015
10.2	Consulting, Separation and Release of Claims Agreement by and between DGSE and James D. Clem dated September 4, 2015
99.1	Press Release dated September 11, 2015